UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report:    November 25, 2025
(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

325 Corporate Drive Portsmouth, New Hampshire	03801
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       603-330-5850

None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
☐    Emerging growth company
☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 7.01. Regulation FD Disclosure.

During a meeting with a research analyst November 25, 2025, Albany International Corp. (the “Company”) provided certain additional information relating to its previously announced exploration of strategic alternatives for its structures assembly business, including a potential sale of all or a part of the business at the Amelia Earhart Drive Facility (the “AED Facility”) in Salt Lake City. In particular, the following information was provided:

•The Company is in the process of selecting a financial advisor and developing financial models with respect to the AED Facility, which it may market as a whole. The Company does not have an estimate on how long it expects this will take.

•Interest to date has been from private equity investors, with more than ten inbound inquiries so far, rather than strategic investors.

•As previously disclosed, as part of the strategic alternatives, the Company is in ongoing discussions with its customer about potential contract modifications to offset cost increases.

•The Company's expectation is that, if a divestiture of the AED Facility is completed, the Adjusted EBITDA margin for the Albany Engineered Composites business segment will be in the mid to high teens.

This Current Report on Form 8-K (this “Report”) is being furnished solely to satisfy the Company's obligations under Regulation FD in light of the inadvertent selective disclosure of potentially material information. The Company reiterates that while it cannot guarantee a specific outcome or timeline, its decisions will be guided by the best interests of the Company and its shareholders.

The information in this Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. This Report will not be deemed an admission as to the materiality of any information contained herein.

Non-GAAP Measures

This Report references a non-GAAP measure, Adjusted EBITDA margin, that should not be considered in isolation or as a substitute for the related GAAP. Management believes that this non-GAAP measure provides additional useful information to investors regarding the Company’s operational performance.

Adjusted EBITDA is a performance measures that relates to the Company’s continuing operations. The Company defines Adjusted EBITDA as EBITDA (calculated as net income excluding interest, income taxes, depreciation and amortization) excluding costs or benefits that are not reflective of the Company’s ongoing or expected future operational performance. Such excluded costs or benefits do not consist of normal, recurring cash items necessary to generate revenues or operate our business. Adjusted EBITDA margin represents Adjusted EBITDA expressed as a percentage of net revenues.

The Company encourages investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Forward-Looking Statements

This Current Report on Form 8-K may contain statements, estimates, guidance or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “guidance,” “guide,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this Report include, without limitation, statements about the Company’s exploration of a potential sale of all or a part of the business at the Amelia Earhart Drive Facility, the timeline for the development of financial models with respect to the AED Facility, the Company’s strategic priorities and the Company’s expectations around the impact on Adjusted EBTIDA margin of any potential divestiture of the AED Facility. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. [This Report and the Company’s earlier filings with the Securities and Exchange Commission set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products. Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect in some cases.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ Willard C. Station

Name:	Willard C. Station
Title:	Executive Vice President, Chief Financial Officer
(Principal Financial Officer)
Date: December 5, 2025

EXHIBIT INDEX

Exhibit No.	Description
104	Inline XBRL cover page.